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Investment Managers Series Trust

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INVESTMENT MANAGERS SERIES TRUST

EPH China Fund

January __, 2011

Dear Shareholder:

The shareholders of the EPH China Fund (the “Fund”) series of Investment Managers Series Trust (the “Trust”) are being asked to approve the appointment by the Trust’s Board of Trustees of Euro Pacific Asset Management, LLC (“Euro Pacific”) and New Sheridan Advisors, Inc. (“New Sheridan”) as the new investment advisor and sub-advisor to the Fund, respectively.

Euro Pacific Halter Asia Management, Inc. (“EPHAM”) served as investment advisor to the Fund from the Fund’s commencement of operations on July 31, 2009, until November 30, 2010, when the owners of EPHAM restructured their interests.  Under the Investment Company Act of 1940, the change in control of EPHAM automatically terminated EPHAM’s investment advisory agreement with respect to the Fund.

In September 2010, upon the recommendation of EPHAM and after careful consideration, the Board of Trustees approved the appointment of Euro Pacific as the Fund’s investment advisor and New Sheridan as the Fund’s sub-advisor, effective on the date these appointments are approved by a majority of the outstanding shares of the Fund.  Until such approval is obtained, the Board of Trustees has appointed New Sheridan to serve as investment advisor to the Fund on an interim basis.

Euro Pacific is wholly owned by Peter Schiff, the controlling person of one of the former owners of EPHAM.

EPHAM changed its name to New Sheridan Advisors, Inc. on December 1, 2010, and is now  majority owned by Russell Hoss, its President and the Portfolio Manager of the Fund.  Under the proposed advisory structure, Mr. Hoss would continue to be responsible for the day-to-day portfolio management of the Fund.  There will be no change in the amount of advisory fees paid by the Fund in connection with the restructuring of the Fund’s advisory arrangements. Euro Pacific, as the Fund’s new investment advisor, would receive the same advisory fees from the Fund as EPHAM did under its original investment advisory agreement with the Fund, and Euro Pacific would pay New Sheridan’s sub-advisory fees out of Euro Pacific’s advisory fees.

The Board of Trustees has concluded that appointing Euro Pacific as the new investment advisor to the Fund and appointing New Sheridan as the Fund’s sub-advisor would serve the best interests of the Fund and its shareholders.  The Board of Trustees recommends that you vote FOR these two proposals after carefully reviewing the enclosed materials.

Your vote is important.  Upon completing your review, please take a moment to sign and return your proxy card in the enclosed postage paid return envelope.  If we do not hear from you after a reasonable amount of time you may receive a telephone call from us reminding you to vote your shares.  On behalf of the Board of Trustees, we thank you for your continued investment in the EPH China Fund.

Sincerely,

John Zader

President

INVESTMENT MANAGERS SERIES TRUST
EPH CHINA FUND

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
To Be Held on _________ __, 2011

A Special Meeting of Shareholders of the EPH China Fund (the “Fund”) will be held on _______, ___________ __, 2011, at x:xx a.m., local time, at the office of [Euro Pacific Asset Management, LLC], 1201 Dove Street, Suite 370, Newport Beach, California 92660.  At the meeting, we will ask the shareholders to vote on:

1.	Appointment of Euro Pacific Asset Management, LLC (“Euro Pacific”) as investment advisor to the Fund;
2.	Appointment of New Sheridan Advisors, Inc. (“New Sheridan”) as the sub-advisor to the Fund; and
3.	Any other matters that properly come before the meeting.

The Board of Trustees of Investment Managers Series Trust (the “Trust”) has unanimously approved Proposals 1 and 2.  Please read the accompanying Proxy Statement for a more complete discussion of the Proposals.

Shareholders of the Fund of record as of the close of business on January __, 2011, are entitled to notice of, and to vote at, the special meeting or any adjournment thereof.

You are invited to attend the Special Meeting.  If you cannot do so, please complete and return in the enclosed postage paid return envelope the accompanying proxy, which is being solicited by the Board of Trustees of the Trust, as promptly as possible.  This is important for the purpose of ensuring a quorum at the special meeting.  You may revoke your proxy at any time before it is exercised by signing and submitting a revised proxy, by giving written notice of revocation to the Trust at any time before the proxy is exercised, or by voting in person at the special meeting.

By order of the Board of Trustees

John Zader
President

January  __, 2011

INVESTMENT MANAGERS SERIES TRUST

PROXY STATEMENT
TO SHAREHOLDERS OF THE EPH CHINA FUND

The Board of Trustees of Investment Managers Series Trust (the “Trust”) is sending this Proxy Statement to the shareholders of the EPH China Fund series of the Trust (the “Fund”) in connection with the solicitation of voting instructions for use at a special meeting of shareholders of the Fund (the “Meeting”) for the purposes set forth below and in the accompanying Notice of Special Meeting of Shareholders.

This Proxy Statement is being mailed on or about January __, 2011, to the shareholders of the Fund of record as of January __, 2011 (the “Record Date”).  As of the Record Date, _________ shares of the Fund were issued and outstanding.  Information on shareholders who owned beneficially more than 5% of the shares of the Fund as of the Record Date is set forth in Appendix A.  To the knowledge of the Trust, the executive officers and trustees of the Trust as a group owned less than 1% of the outstanding shares of the Fund and of the Trust as of the Record Date.

INTRODUCTION

Euro Pacific Halter Asia Management, Inc. (“EPHAM”) served as investment advisor to the Fund from the commencement of the Fund’s operations on July 31, 2009, until November 30, 2010.  During that period, the Fund did not have a sub-advisor. Prior to a meeting of the Board of Trustees of the Trust on September 14, 2010, Russell Hoss, the President of EPHAM and the portfolio manager of the Fund, and other members of EPHAM’s senior management informed the Board that Mr. Hoss intended to acquire all of the ownership interests of EPHAM, and in that connection EPHAM’s management was proposing a restructuring of the Fund’s investment advisory arrangements.  At that time, EPHAM was owned 40% by Euro Pacific Capital, Inc., 40% by Halter Financial Investments, L.P., and 20% by Mr. Hoss. Under the Investment Company Act of 1940, as amended (the “1940 Act”), the proposed change of control of EPHAM would result in automatic termination of EPHAM’s investment advisory agreement with respect to the Fund.

At the September 14, 2010, meeting, upon the recommendation of EPHAM and after careful consideration, the Board of Trustees of the Trust approved the appointment of Euro Pacific Asset Management, LLC (“Euro Pacific”) as the investment advisor to the Fund, and of the newly restructured EPHAM, which later changed its name to New Sheridan Advisors, Inc. (“New Sheridan”), as the sub-advisor to the Fund, effective on the date such appointments are approved by a majority of the outstanding shares of the Fund.  Euro Pacific is owned by Peter Schiff, the controlling person of Euro Pacific Capital, Inc., and currently serves as investment advisor to three other funds in the Trust.

The proposed change in control of EPHAM was effective on November 30, 2010.  Until shareholder approval of the proposed new agreements is obtained, the Board of Trustees has appointed New Sheridan to serve as investment advisor to the Fund on an interim basis through April 30, 2011.

If the Board’s appointments are approved by a majority of the shareholders of the Fund, the Trust will enter into a new investment advisory agreement with Euro Pacific with respect to the Fund (the “Proposed Advisory Agreement”), which would have substantially the same terms as the previous investment advisory agreement between the Trust and EPHAM with respect to the Fund, and Euro Pacific would enter into a new sub-advisory agreement with New Sheridan with respect to the Fund (the “Proposed Sub-advisory Agreement” and together with the Proposed Advisory Agreement, the “Proposed Agreements”).  The Board of Trustees has determined that it is appropriate and in the best interest of the Fund to approve the Proposed Agreements. The Proposed Agreements are being submitted for shareholder approval, which is required under the 1940 Act for the Proposed Agreements to be effective.

The proposed changes do not affect the Fund’s total advisory fees or its investment objectives, policies or restrictions, and shareholders are not being asked to approve any changes to the Fund’s investment objectives, policies or restrictions at this time.

Previous and Current Investment Advisory Agreements

EPHAM previously served as investment advisor to the Fund pursuant to an investment advisory agreement that was approved by the Board on June 24, 2009, and by the initial shareholder of the Fund on July 31, 2009. Pursuant to the agreement, the Fund was obligated to pay EPHAM a management fee equal to 1.15% of the Fund’s average daily net assets, subject to a contractual agreement by EPHAM, effective until October 31, 2011, to waive its fees or absorb expenses of the Fund to ensure that total annual fund operating expenses did not exceed 1.75% of average daily net assets of the Fund.  During the Fund’s fiscal period ended July 30, 2010, the Fund paid EPHAM $458,470 in investment advisory fees.

Under the 1940 Act, the change of control of EPHAM on November 30, 2010, resulted in automatic termination of EPHAM’s investment advisory agreement with the Fund.  At its meeting on September 14, 2010, the Board appointed EPHAM (which changed its name to New Sheridan) to serve as investment advisor to the Fund on an interim basis after the change of control, until shareholder approval of the Proposed Agreements could be obtained.  The interim investment advisory agreement with New Sheridan has substantially the same terms as the previous agreement with EPHAM, except that, as required under the 1940 Act, the investment advisory fees earned by New Sheridan under the agreement are being held in escrow until shareholder approval of the Proposed Agreements is obtained, and the interim agreement will terminate on April 30, 2011.  If the Proposed Agreements are approved by the shareholders of the Fund, the escrowed fees will be paid to New Sheridan.

PROPOSAL 1:  APPROVAL OF PROPOSED INVESTMENT ADVISORY AGREEMENT

On September 14, 2010, the Board of Trustees approved the Proposed Advisory Agreement with Euro Pacific as investment advisor to the EPH China Fund.  None of the Trustees are “interested persons” of Euro Pacific, as defined in the 1940 Act.  The Board, including the Trustees who are not “interested persons” of the Trust, as defined in the 1940 Act (the “Independent Trustees”), voted unanimously to approve the Proposed Advisory Agreement with Euro Pacific and to recommend approval of the Proposed Advisory Agreement to the Fund’s shareholders.

Consideration of Proposed Advisory Agreement

The Board considered the Proposed Advisory Agreement at its meeting held on September 14, 2010.  At that meeting, the Board considered a variety of factors and reviewed a significant amount of information, including information received at prior meetings of the Board and its Audit Committee. The Board also evaluated and considered, among other things, written information provided in advance of the meeting by Euro Pacific as well as answers to questions posed by the Board to representatives of Euro Pacific present at the meeting.

The Board did not identify any particular information that was all-important or controlling.  The approval determination was made on the basis of each Trustee’s business judgment after considering all of the factors taken as a whole.  Below is a discussion of the information considered by the Board, as well as the Board’s conclusion with respect to the Proposed Advisory Agreement.

The Board noted that, at the time of the meeting, Euro Pacific provided investment advisory services to one other fund in the Trust and that appointing Euro Pacific as the Fund’s advisor would provide the Fund with access to additional resources, including research by Euro Pacific.  In addition, the Board noted that if approved by the Fund’s shareholders, Euro Pacific would retain the Fund’s current advisor as the Fund’s sub-advisor, which would continue to manage the Fund’s day-to-day portfolio management and compliance operations. The Board considered that as investment advisor, Euro Pacific would supervise the sub-advisor and provide operation, compliance and administrative support to the sub-advisor and the Fund.  The Board also noted that the terms of the Proposed Advisory Agreement were substantially the same as the Fund’s previous advisory agreement with EPHAM.

At the September 2010 meeting, the Board considered the services to be provided by Euro Pacific and the expected benefits to the Fund and its shareholders. The Board considered a variety of matters discussed at the September meeting and at prior meetings, including the background, education and experience of Euro Pacific’s portfolio management and operational personnel; Euro Pacific’s overall financial strength and stability; its regulatory compliance systems and procedures; its resources and related efforts to retain, attract and motivate capable personnel to serve the Fund; and the overall general quality and depth of Euro Pacific’s organization.  The Board noted its familiarity with Euro Pacific, and that it had previously reviewed information regarding Euro Pacific’s investment philosophies and processes as well as its brokerage, trading and soft dollar practices.

The Board also reviewed information regarding the advisory fees proposed to be charged under the Proposed Advisory Agreement, noting that the fees would be the same as the fees previously paid to EPHAM as the Fund’s advisor.  The Board also reviewed the Fund’s advisory fee and total expense information, as compared to those of a peer group of mutual funds compiled by the Fund’s co-administrator.  The Board observed that the Fund’s advisory fees and the total expenses were below the averages of the Fund’s peer group of funds.

Conclusion

Based on its review, including its consideration of the fact that Euro Pacific’s compensation under the Proposed Advisory Agreement is the same as the compensation previously paid to EPHAM as the Fund’s investment advisor, the Board concluded that the Proposed Advisory Agreement provides for fair and equitable compensation in light of the nature and quality of the services to be provided by Euro Pacific to the Fund and its shareholders, and that approval of the Proposed Agreement was in the best interest of the Fund and its shareholders.

Information Regarding Euro Pacific

Euro Pacific’s principal offices are located at 1201 Dove Street, Suite 370, Newport Beach, California 92660.  Euro Pacific is wholly owned by Peter Schiff.  Euro Pacific has been providing investment management services to individual and institutional clients since 2010 and as of December 31, 2010, managed assets of approximately $303.4 million.

The names and principal occupations of each principal executive officer and director of Euro Pacific, all located at 1201 Dove Street, Suite 370, Newport Beach, California 92660, are listed below:

Name	Principal Occupation/Title
James Nelson	Portfolio Manager/Managing Member
Peter Schiff	Chief Executive Officer & Chief Strategist, Euro Pacific Capital, Inc./Member

Euro Pacific does not serve as advisor or sub-advisor to any other mutual funds with the same investment objective as the Fund.

Terms of the Proposed Advisory Agreement

The terms of the Proposed Advisory Agreement are the same as those of the Fund’s previous investment advisory agreement with EPHAM in all material respects.  Pursuant to the Proposed Advisory Agreement, Euro Pacific would be responsible for, among other things, supervising the investment program of the Fund and the composition of its investment portfolio, and arranging for the purchase and sale of securities and other assets held in the Fund’s portfolio.  The Proposed Advisory Agreement provides that, subject to the necessary approvals required under the 1940 Act, Euro Pacific may delegate to one or more sub-advisors, at its own cost and expense, its responsibility to manage the investments of the Fund.  The Proposed Advisory Agreement also provides that no such delegation will relieve Euro Pacific from its duties and obligations to manage and supervise management of the Fund’s assets pursuant to the Agreement.   Euro Pacific would not be liable, under the terms of the Proposed Advisory Agreement, for any error of judgment or mistake of law or for any loss suffered by Euro Pacific or the Fund in connection with the Agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or resulting from willful misfeasance, bad faith, gross negligence or reckless disregard of its duties under the Agreement.

For the services provided under the Proposed Advisory Agreement, the Fund would agree to pay Euro Pacific a management fee equal to 1.15% of the Fund’s average daily net assets – the same fee the Fund paid to EPHAM under the previous investment advisory agreement.

If approved by the shareholders of the Fund, the Proposed Advisory Agreement would continue in force with respect to the Fund for a period of two years after the effective date of the Agreement (which will be no earlier than the date such shareholder approval is obtained), unless sooner terminated as provided in the Agreement.  The Proposed Advisory Agreement would continue in force from year to year thereafter with respect to the Fund so long as it is specifically approved for the Fund at least annually in the manner required by the 1940 Act.

The Proposed Advisory Agreement would automatically terminate in the event of its assignment (as defined in the 1940 Act).  The Proposed Advisory Agreement could be terminated by the Trust at any time without the payment of any penalty, upon giving Euro Pacific 60 days’ notice, provided that such termination is directed by the Board or by a vote of the holders of a majority of the shares of the Fund.  The Proposed Advisory Agreement could also be terminated by Euro Pacific on 60 days’ written notice.

PROPOSAL 2:  APPROVAL OF PROPOSED SUB-ADVISORY AGREEMENT

At its meeting held on September 14, 2010, the Board of Trustees considered the proposed appointment of New Sheridan (formerly EPHAM) as sub-advisor to the Fund.  The Board, including the Independent Trustees, voted unanimously to approve the Proposed Sub-Advisory Agreement between Euro Pacific and New Sheridan and to recommend approval of the Proposed Sub-Advisory Agreement to the shareholders of the Fund.

Consideration of Proposed Sub-Advisory Agreement

The Board considered the Proposed Sub-Advisory Agreement at its meeting held on September 14, 2010.  At that meeting, the Board considered a variety of factors and reviewed a significant amount of information, including information received at prior meetings of the Board and its Audit Committee. The Board also evaluated and considered, among other things, written information provided in advance of the meeting by EPHAM as well as answers to questions posed by the Board to a representative of EPHAM present at the meeting.

The Board did not identify any particular information that was all-important or controlling.  The approval determination was made on the basis of each Trustee’s business judgment after considering all of the factors taken as a whole.  Below is a discussion of the information considered by the Board, as well as the Board’s conclusion with respect to the Proposed Sub-Advisory Agreement.

At the September 2010 meeting, the Board considered the services currently provided by EPHAM as the Fund’s investment advisor and to be provided to the Fund as its sub-advisor.  The Board considered a variety of matters discussed at the September meeting and at prior Board meetings, including the background, education and experience of EPHAM’s portfolio management and operational personnel; EPHAM’s capitalization and overall financial strength and stability; its regulatory compliance systems and procedures; its resources and related efforts to retain, attract and motivate capable personnel to serve the Fund; and the overall general quality and depth of EPHAM’s organization.  The Board also reviewed information regarding EPHAM’s investment philosophies and processes as well as its brokerage, trading and soft dollar practices.

The Board examined the nature, extent and quality of the services currently provided by EPHAM to the Fund.  The Board discussed the experience of EPHAM and the firm’s expertise in the Asia markets.  The Board also considered the terms of the Proposed Sub-Advisory Agreement and the responsibilities of EPHAM, noting that it would continue to be responsible for day-to-day management of the investment operations and composition of the Fund’s portfolio in accordance with its investment objective and strategies as stated in the Fund’s Prospectus and Statement of Additional Information, and that Mr. Hoss would continue as the Fund’s portfolio manager.  The Board considered that Euro Pacific, in its capacity as investment advisor of the Fund, would oversee the investment sub-advisory services performed by EPHAM, and would be ultimately responsible for providing portfolio management services to the Fund.  The Board also reviewed information about the performance of the Fund since its commencement on July 31, 2009, noting that for the calendar year to date and since-inception periods ending July 31, 2010, the Fund had outperformed the MSCI China Index. The Board concluded that it was satisfied with the nature, quality and extent of the services provided by EPHAM under the current investment management agreement, and determined there was a reasonable basis to conclude that EPHAM would provide satisfactory services to the Fund on a sub-advisory basis.

The Board considered EPHAM’s proposed sub-advisory fees and noted that such fees would be paid by Euro Pacific out of its advisory fee, and not by the Fund.  The Board noted that it could not compare the proposed sub-advisory fees to any other fees charged by EPHAM, as EPHAM currently had no clients other than the Fund.

Conclusion

Based on its review, the Board concluded that the Proposed Sub-Advisory Agreement provides for fair and equitable compensation in light of the nature and quality of the services to be provided by EPHAM to the Fund and its shareholders, and that approval of the Proposed Sub-advisory Agreement was in the best interest of the Fund and its shareholders.

Information Regarding New Sheridan (formerly EPHAM).

New Sheridan’s principal offices are located at 1201 Dove Street, Suite 370, Newport Beach, California 92660.  New Sheridan is 98% owned by Russell Hoss and 2% owned by Peter Schiff.  New Sheridan has been providing investment management services to mutual funds since 2009 and as of December 31, 2010, managed assets of approximately $103.6 million.

The names and principal occupations of each principal executive officer and director of New Sheridan, all located at 1201 Dove Street, Suite 370, Newport Beach, California 92660, are listed below:

Name	Principal Occupation/Title
Russell Hoss	President and Portfolio Manager
Gordon McBean	Director

New Sheridan does not serve as advisor or sub-advisor to any other mutual funds with the same investment objective as the Fund.

Terms of the Proposed Sub-Advisory Agreement

The Proposed Sub-Advisory Agreement differs from the current investment advisory agreement in that Euro Pacific, and not New Sheridan, would be ultimately responsible for overall management of the Fund.  Pursuant to the Proposed Sub-Advisory Agreement, however, Euro Pacific would delegate to New Sheridan responsibility to make decisions with respect to all purchases and sales of securities and other investment assets in the Fund’s portfolio.   Under the Proposed Sub-Advisory Agreement, New Sheridan would provide Euro Pacific and the officers and Trustees of the Trust such reports and information regarding the Fund as they may reasonably request, or as New Sheridan may believe appropriate.  New Sheridan would not be liable to Euro Pacific or the Fund, under the terms of the Proposed Sub-Advisory Agreement, for any mistake of judgment, except in the case of willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations and duties in the performance of New Sheridan’s duties under the Agreement.

The fee structure of the Proposed Sub-Advisory Agreement also differs from the current investment management agreement.  Under the Proposed Sub-Advisory Agreement, Euro Pacific, at its own expense, will pay New Sheridan for providing sub-advisory services to the Fund. Pursuant to the Proposed Sub-Advisory Agreement, Euro Pacific would pay New Sheridan a sub-advisory fee at an annual rate of __% of the Fund’s average daily net assets.  The Fund will not pay any fees directly to New Sheridan as the sub-advisor.

If approved by the shareholders of the Fund, the Proposed Sub-Advisory Agreement would continue in force with respect to the Fund for a period of two years after the effective date of the Agreement (which will be no earlier than the date such shareholder approval is obtained), unless sooner terminated as provided in the Agreement. The Proposed Sub-Advisory Agreement would continue in force from year to year thereafter with respect to the Fund so long as it is specifically approved for the Fund at least annually in the manner required by the 1940 Act.

The Proposed Sub-Advisory Agreement would automatically terminate in the event of its assignment (as defined in the 1940 Act), or upon termination of the Proposed Advisory Agreement.  The Proposed Sub-Advisory Agreement could be terminated by the Trust at any time without the payment of any penalty, upon giving New Sheridan 60 days’ notice, provided that such termination is directed by the Board or by a vote of the holders of a majority of the shares of the Fund.  The Proposed Sub-Advisory Agreement could also be terminated by either Euro Pacific or New Sheridan on 60 days’ written notice.

Required Vote

Approval of each Proposal requires the vote of a “majority of the outstanding voting securities of the Fund” as defined in the 1940 Act.  This means the lesser of (1) 67% or more of the shares of the Fund present at the meeting if the owners of more than 50% of the Fund’s shares then outstanding are present in person or by proxy, or (2) more than 50% of the outstanding shares of the Fund entitled to vote at the meeting.  If the proposals are not approved, the Board of Trustees will take appropriate action to ensure continuity of management of the Fund after reviewing the available alternatives, which may include appointing another investment advisor or liquidating the Fund.

THE BOARD OF TRUSTEES RECOMMENDS THAT THE SHAREHOLDERS OF THE FUND APPROVE 1) THE PROPOSED ADVISORY AGREEMENT BETWEEN THE TRUST AND EURO PACIFIC AND 2) THE PROPOSED SUB-ADVISORY AGREEMENT BETWEEN EURO PACIFIC AND NEW SHERIDAN.

VOTING PROCEDURES

How to Vote

This proxy is being solicited by the Board of Trustees of the Fund.  You can vote by mail or in person at the Meeting.

To vote by mail, sign and send us the enclosed Proxy voting card in the postage paid return envelope provided.  If you vote by Proxy, you can revoke your Proxy by notifying the Secretary of the Trust in writing, or by returning a Proxy with a later date.  You also can revoke a Proxy by voting in person at the Meeting.  Even if you plan to attend the Meeting and vote in person, please return the enclosed Proxy card.  This will help us ensure that an adequate number of shares are present at the Meeting.

Proxy Solicitation

Euro Pacific will bear the expenses incurred in connection with preparing this Proxy Statement.  In addition to the solicitation of proxies by mail, officers of the Fund and officers and employees of Euro Pacific and New Sheridan, without additional compensation, may solicit proxies in person or by telephone.

Quorum and Voting Requirements

The presence in person or by proxy of one third of the outstanding shares of the Fund entitled to vote will constitute a quorum for the Meeting.  If a quorum is not present, sufficient votes are not received by the date of the Meeting, or the holders of shares present in person or by proxy determine to adjourn the Meeting for any other reason, a person named as proxy may propose one or more adjournments from time to time to permit further solicitation of proxies.  The Fund will count all shares represented by proxies that reflect abstentions and “broker non-votes” (i.e., shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or the person entitled to vote, and the broker or nominee does not have discretionary voting power on the matter) as shares that are present and entitled to vote for purposes of determining a quorum.  A majority of shares represented at the meeting can adjourn the meeting.  The persons named as proxies will vote in favor of adjournment those shares which they represent if adjournment is necessary to obtain a quorum or to obtain a favorable vote on any proposal.  “Broker non-votes” and abstentions will have the effect of votes against adjournment.

The Fund will count the number of votes cast “for” approval of each Proposed Agreement to determine whether sufficient affirmative votes have been cast.  Assuming the presence of a quorum, abstentions and broker non-votes have the effect of negative votes.

Information Regarding the Officers and Trustees of the Trust

No officers or Trustees of the Trust are officers, employees, directors, general partners or shareholders of Euro Pacific or New Sheridan.  In addition, since July 31, 2009, the beginning of the Fund’s last fiscal year, no Trustee has had, directly or indirectly, a material interest, material transaction or material proposed transaction to which Euro Pacific or New Sheridan, any of their parents or subsidiaries, or any subsidiaries of a parent of any such entities, was or is to be a party.

GENERAL INFORMATION

The principal executive offices of the Trust are located at 803 West Michigan Street, Milwaukee, Wisconsin 53233.  Mutual Fund Administration Corporation, 2220 E. Route 66, Suite 226, Glendora, California 91740 serves as the Trust’s co-administrator, and UMB Fund Services, Inc., 803 West Michigan Street, Milwaukee, Wisconsin 53233, serves as the Trust’s other co-administrator, transfer agent, and fund accountant.  The Trust’s principal underwriter is Grand Distribution Services, LLC, 803 West Michigan Street, Milwaukee, Wisconsin 53233.  UMB Bank National Association, 928 Grand Blvd, 5th Floor, Kansas City, Missouri 64106, serves as the custodian for the portfolio securities, cash and other assets of the Trust.  Counsel to the Trust and the Independent Trustees is Bingham McCutchen LLP, 355 South Grand Avenue, Suite 4400, Los Angeles, California 90071.

The Trust will furnish, without charge, a copy of the most recent annual report and semi-annual report to shareholders of the EPH China Fund upon request. Requests for such reports should be directed to Euro Pacific Funds, c/o UMB Fund Services, Inc., 803 West Michigan Street, Milwaukee, Wisconsin 53233-2301, or by calling 1-888-949-9940.

APPENDIX A

Shareholders Owning Beneficially or of Record More than 5%
of the EPH China Fund

Shareholder Name and Address	Number of Shares Owned	Percentage of Shares Owned as of February 19, 2010

PROXY CARD

INVESTMENT MANAGERS SERIES TRUST

EPH CHINA FUND

This proxy is solicited by the Board of Trustees of Investment Managers Series Trust (the “Trust”) for use at a special meeting of shareholders of the EPH China Fund series of the Trust (the “Fund”) to be held on ___________, 2011.

The undersigned hereby appoints ____________ and ____________, and each of them, as attorneys and proxies of the undersigned, with the power of substitution and resubstitution, to attend, and to vote all shares of the EPH China Fund, at the above-referenced meeting of shareholders and any adjournment or adjournments thereof, and to vote all shares of the Fund that the undersigned may be entitled to vote with respect to the proposals in accordance with the specifications indicated, if any, and with all the powers which the undersigned would possess if personally present, hereby revoking any prior proxy to vote at such meeting. The undersigned hereby acknowledges receipt of the notice of special meeting of shareholders of the Fund and the proxy statement dated ___________, 2011.

Note: Please sign exactly as name(s) appear(s) hereon.  Corporate or partnership proxies should be signed in full corporate or partnership name by an authorized officer.  Each joint owner should sign personally.  When signing as a fiduciary, please give full title as such.

Signature	Signature of joint owner, if any

Name of owner (printed)	Name of joint owner (printed)

_____________________________, 2011

Date

VOTE THIS PROXY CARD TODAY!

This proxy will be voted as specified below with respect to the action to be taken on each of the following proposals. In the absence of any specification, this proxy will be voted in favor of each proposal. The Board of Trustees recommends that you vote FOR each of the proposals below.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS.

Example: [X]

1.   To appoint Euro Pacific Asset Management, LLC as investment advisor to the Fund.

FOR	AGAINST	ABSTAIN
/ /	/ /	/ /
2.   To appoint New Sheridan Advisors, Inc. as investment sub-advisor to the Fund.

FOR	AGAINST	ABSTAIN
/ /	/ /	/ /

3.   In their discretion, on any other matter that may properly come before the meeting.

PLEASE MARK, SIGN, DATE AND RETURN THIS
PROXY CARD PROMPTLY IN THE ENCLOSED
POSTAGE-PAID ENVELOPE OR BY FAX TO ________________.